UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

300 Park Boulevard, Suite 405, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.
FORM 8-K
May 18, 2005

Item 1.01 Entry into a Material Definitive Agreement

Change in Terms Agreement to the Revolving Credit Agreement by and between First Midwest Bancorp, Inc. and Metavante Corporation dated April 26, 2005 is attached as Exhibit 10 to this report.

Item 7.01 Regulation of FD Disclosure

On May 18, 2005, First Midwest Bancorp, Inc. presented at its 2005 Annual Shareholders Meeting. The presentation is available on the Company's website, www.firstmidwest.com, and is attached as Exhibit 99.1 to this report.

Item 8.01 Other Events

On May 18, 2005, First Midwest Bancorp, Inc. issued a press announcing the authorization to repurchase up to 2.5 million shares of its Common Stock and a 4.2% increase in the quarterly cash dividend on its common stock from $0.24 to $0.25 per share. This press release, dated May 18, 2005, is attached as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

10	Change in Terms Agreement to the Revolving Credit Agreement between First Midwest Bancorp, Inc. and Metavante Corporation.
99.1	Power Point presentation delivered by the Registrant's President and Chief Executive Officer on May 18, 2005.
99.2	Press Release issued by the Company dated May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: May 18, 2005	/s/ STEVEN H. SHAPIRO
Steven H. Shapiro Executive Vice President